EXHIBIT 21

POGO PRODUCING COMPANY

SUBSIDIARIES

        Bennett Energy Partnership (Canada partnership)

        Latigo Gas Group, LLC (Texas limited liability company)

        Latigo Gas Holdings, LLC (Delaware limited liability company)

        Latigo Gas Services, LP (Texas partnership)

        Latigo Holdings (Texas), LLC (Delaware limited liability company)

        Latigo Investments, LLC (Delaware limited liability company)

        Latigo Petroleum, Inc. (Delaware corporation)

        Latigo Petroleum Texas, LP (Texas partnership)

        Northrock Energy, ULC (Canada corporation)

        Northrock Resources, Ltd. (Canada corporation)

        Northrock Resources Partnership (Canada partnership)

        Pogo Alberta, ULC (Canada corporation)

        Pogo Energy, Inc. (Texas corporation)

        Pogo Finance, ULC (Canada corporation)

        Pogo New Zealand (New Zealand limited liability company)

        Pogo New Zealand Holdings, LLC (Delaware limited liability company)

        Pogo Offshore Pipeline Co. (Delaware corporation)

        Pogo Overseas Production B.V. (Netherlands private company with limited liability)

        Pogo Panhandle 2004, L.P. (Texas limited partnership)

        Pogo Partners, Inc. (Texas corporation)

        Pogo Producing (San Juan) Company (Texas corporation)

        Pogo Producing (Texas Panhandle) Company (Texas corporation)

        Pogo Services and Technology Company (Delaware corporation)

        Pogo Vietnam, Ltd. (Cayman Islands corporation)

        Prairie Pacific Energy Corporation (Canada corporation)

        Six Mile Resources, Inc. (Canada corporation)